AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

AMENDMENT, dated as of April 18, 2022 (this "**Amendment**"), to the Securities Purchase Agreement (as defined below) by and among Cryptyde Inc., a Nevada corporation (the "**Company**"), and BHP Capital NY, Inc. (the "**Purchaser**").

RECITALS

A. *Securities Purchase Agreement*. The Company, the Purchaser, and Vinco Ventures, Inc. have entered into a Securities Purchase Agreement dated as of January 26, 2022 (the "**Securities Purchase Agreement**") in which the Company agreed to sell to each Purchaser, and each Purchaser, severally and not jointly, agreed to purchase from the Company, securities of the Company. Capitalized terms used in this Amendment without definition shall have the meanings assigned thereto in the Securities Purchase Agreement.

B. The Parties have agreed to amend the Securities Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and in the Securities Purchase Agreement, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.1 *Amendment to Article 4.7. Article 4.7 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:*

> "Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations."

ARTICLE II

GENERAL PROVISIONS

Section 2.1 *Effect of Amendment*. Except as expressly set forth herein, including, but not limited to, the Recitals of this Amendment: (a) the Securities Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed; and (b) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver or amendment of, or otherwise affect the rights and remedies of the parties hereto under the Securities Purchase Agreement. After the date

hereof, any reference to "this Agreement", "hereof", "herein", "hereunder" and words or expressions of similar import contained in the Securities Purchase Agreement shall be deemed a reference to the Securities Purchase Agreement as amended hereby.

[signature page follows]

The parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

CRYPTYDE INC.

By: Brian McFadden
Name: Brian McFadden
Title: President and CEO

BHP CAPITAL NY, INC.

By: Bryan Pantofel
Name: Bryan Pantofel
Title: President